United States
Securities And Exchange Commission

Washington, D.C. 20549

_________________

FORM 8—K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Act of 1934

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Date of report (date of earliest event reported):  August 17, 2007

SIGNALIFE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-111683 (Commission File Number)	87-0441351 (I.R.S. Employer Identification No.)

531 Main Street
Suite 301
Greenville, South Carolina 29601
(864) 233-2300

 (Address of principal executive offices) (Zip Code)
(Registrant's telephone number, including area code:)

N/A
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Signalife, Inc. (“we”, “our company” or “Signalife”) files this report on Form 8-K to report the following transactions or events:

Section 5 — Corporate Governance and Management

Item 5.02.

Departure of Directors or Certain Principal Officers; Election of Directors; Appointment of Certain Principal Officers; Compensatory Arrangements of Certain Principal Officers

On August 17, 2007, Signalife’s board of directors terminated Ms. Pamela M. Bunes for cause as the company’s Chief Operating Officer for, among other reasons, certain performance failures.  In addition, the Company w ishes to reference Ms. Bunes’ termination as a member of its Board of Directors as well.

Mr. Lowell T. Harmison, who was appointed as Signalife’s President and Chief Operating Officer on July 2, 2007, with the principal responsibility of taking the lead role in effectively marketing the company’s Fidelity 100 heart monitor and other products, will assume the remaining executive functions retained by Ms. Bunes following Dr. Harmison’s appointment, and will act as the company’s chief executive officer going forward.  The company does not believe that the termination of Ms. Bunes will have any material effect on the company’s operations.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Los Angeles, California, this 20th day of August, 2007.

SIGNALIFE, INC., a Delaware corporation
By:	/s/ Lowell Harmison
Lowell Harmison President and Chief Operating Officer